UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 2, 2011

SUN BANCORP, INC.
(Exact name of registrant as specified in its charter)

New Jersey	0-20957	52-1382541
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

226 Landis Avenue, Vineland, New Jersey	08360
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(856) 691-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

SUN BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Compensatory Arrangements of Certain Officers.  Sun Bancorp, Inc. (the “Registrant”) approved the award of stock options under the Registrant’s 2010 Performance Equity Plan (filed as Exhibit 10.1 hereto) on March 2, 2011.  The terms and conditions applicable to such awards to the Registrant’s named executive officers which will be earned by these individuals upon the Registrant’s attainment of specified performance measures on or before December 31, 2013 are detailed in the Form of Performance Equity Plan Award Agreement filed as Exhibit 10.2 hereto and incorporated herein by reference.  Such 2010 Performance Equity Plan was approved by a vote of stockholders at the 2010 Annual Meeting of the Registrant held on November 1, 2010.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit
10.1	2010 Performance Equity Plan (1)
10.2	Form of Award Agreement for 2010 Performance Equity Plan.

(1)  Incorporated by reference to Appendix G to the Company’s Proxy Statement for the 2010 Annual Meeting of Shareholders field with the SEC on September 28, 2010 (File No. 0-20957).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN BANCORP, INC.
Date: March 4, 2011	By:	/s/ Thomas X. Geisel
Thomas X. Geisel President and Chief Executive Officer